CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated

July 18, 2003 for Thurlow Growth Fund (the “Fund”) in this Post-Effective Amendment #7 to the Thurlow Funds, Inc.’s  Registration Statement on Form N-1A (file No. 333-27581), including the references to our firm under the heading “Financial Highlights” in the Fund’s Prospectus.

/s/ McCurdy & Asoociates CPA’s Inc.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

October 27, 2003